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                                                                      Exhibit 14


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 18, 1999, and to all references to our Firm included in or made a part of this registration statement on Form N-14 of Nuveen Flagship Municipal Trust (comprising the Nuveen Intermediate Duration Municipal Bond Fund, Nuveen Insured Municipal Bond Fund, Nuveen Flagship All-American Municipal Bond Fund, Nuveen Flagship Intermediate Municipal Bond Fund, and Nuveen Flagship Limited Term Municipal Bond Fund.



                                                     ARTHUR ANDERSEN LLP


Chicago, Illinois
[date]